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                  THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                         FORM 10-KSB - DECEMBER 31, 1998



                                    EXHIBITS


Exhibit 23.0      Consent of Ernst & Young LLP




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-27629) pertaining to The Publishing Company of North America, Inc. 1996 Stock Plan of our report dated March 3, 1999, with respect to the consolidated financial statements of The Publishing Company of North America, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.


ERNST & YOUNG LLP

Orlando, Florida
March 26, 1999